EMPLOYMENT AGREEMENT
                              --------------------

    THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 4th day of August 1999 by and between 5TH AVENUE CHANNEL CORP. (the "Company"), a Florida corporation and STUART VOLKOW (the "Employee").

                                   WITNESSETH:
                                   -----------

    WHEREAS, subject to the terms and conditions hereinafter set forth, the Company desires to employ the Employee as the Vice President, Internet Broadcasting, and the Employee desires to be so employed by the Company.

    NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

    2. EMPLOYMENT. In exchange for the "Compensation" (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, the Company hereby employs the Employee to render the "Employee Duties" (as described in Section 3 below) as an employee of the Company, and the Employee hereby accepts such employment.

    3. TERM. This Agreement shall commence August 9th and shall continue to be in effect for four (4) consecutive three (3) month periods unless cancelled by either party not less than 30 days prior to the end of any three (3) month period ("Term"), unless terminated prior to the end of the Term in accordance with Section 7 of this Agreement.

    4. EMPLOYEE DUTIES. For purposes of this Agreement, "Employee Duties" shall mean serving the Company as its Vice President-Internet Business Development responsible for overseeing Internet operations, including design of the architecture of the site, recommendations and identification of personnel and outside organizations required to achieve the proper operations of the site, recommendations regarding of equipment and programming acquisitions and the oversight of the day to day operations of the web site. Such work shall be done in conjunction with and be subject to senior management of the Company and will incorporate the Company's Internet plans, strategies, content and design approach. Responsibilities will also include working with senior management on the development of the technology and data flow for the Company's television channel as well as such other duties and responsibilities consistent with the Employer's corporate offices and positions which the company's Board of Directors or CEO, from time to time may assign. The Employee's performance of the Employee Duties shall be subject to the direction of the Company's CEO.

    5. The Company's executive offices shall be located in North Miami, Florida during the term of this agreement, and the Employee will be required to spend his principal time in North Miami, with the understanding that he will spend a certain limited amount of time in Los

Angeles to take care of other activities. Notwithstanding the above, the Company's activities will be first priority for Employee.

    6. COMPENSATION. In exchange for the Employee's performance of the Employee Duties hereunder, the Company hereby agrees to pay the Employee the following compensation (collectively, the "Compensation"):

         (a) BASE SALARY. The Company shall pay the Employee a gross monthly salary (the "Salary") of six thousand eight hundred seventy five ($6,875). Salary shall be paid by the Company in accordance with the Company's regular payroll practices which at this time are on the 15th and 30th of each month. Payment for the first two weeks plus the one time moving allowance of $1,500 shall be made in advance.

         (b) STOCK OPTIONS. In addition to the Salary described in Section 4(a), Employee shall be granted options to purchase 4,000 shares of the Company's Common Stock each month up to 24,000 shares. Stock options shall be granted each month, but the Employee is only eligible to receive such options after the Employee has completed six months of continuous employment with the Company. Such grant of options shall be at no cost to the Employee. Said options shall have an exercise price equal to the fair market value of the Common Stock on the date of grant plus $0.25 and shall be otherwise governed by the terms of the Company's Employee Stock Option Plan. Such options vest ratably over three years. Thereafter, the Company shall grant to employee, on a monthly basis, options to purchase 3,000 shares of the Company's common stock, on the same terms as above, until such time as the employee has 48,000 total options including the initial 24,000 shares.

        (c) WITHHOLDING. The Company shall deduct or withhold from all Compensation payable hereunder all amounts required to be deducted or withheld from Compensation pursuant to state or federal law.

         (d)  OTHER BENEFITS.

              (i) FRINGE BENEFITS. Employee shall be entitled to Company-paid health, medical, and hospitalization insurance coverage as well as any pension, profit-sharing plan and any other fringe benefit plans or programs, whether now existing or hereafter established for participation of comparably situated employees, such as but not limited to the Company's 401(k) plan. In addition, the Company shall pay to Employee a one time moving allowance of $1,500.

              (ii) EXPENSE REIMBURSEMENT. It is contemplated that, in connection with his employment hereunder, the Employee may incur business, entertainment and travel expenses. The Company agrees to promptly reimburse the Employee in full for all preapproved reasonable, ordinary and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by him incident to the performance of his duties hereunder, and incurred or expended in accordance with the Company's policies with respect to such expenses, upon submission by the Employee to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Company or its accountants.

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

    7.   TERMINATION.

         (a) BY COMPANY - FOR CAUSE. The Company shall have the right to terminate the employment of the Employee for cause immediately upon providing written notice to the Employee. For purposes of this Agreement, "cause" shall mean only the occurrence of any of the following, each of which shall be deemed a breach of this Agreement:

              (i) Employee's failure (other than as a result of illness or mental or physical disability), within seven (7) days after written notice from the Company, to cure any material breach of the Employee Duties or any of his other obligations under this Agreement;

              (ii) Employee's habitual and material negligence in the performance of the Employee Duties or the Employee's negligence otherwise, which in either event results in a material loss to the Company; In no event shall the results of the Company's operations or any business judgment made in good faith by the Executive constitute an independent basis for termination for cause of the Executive's employment under this agreement.

              (iii) Employee's commission of any act of corporate theft, misappropriation of funds, breach of duty as an officer of the Company or other willful misconduct, act of dishonesty or intentional harm against or to the Company;

              (iv) Employee's conviction of or pleading nolo contendere to any felony;

              (v) Employee's failure to perform his duties hereunder on account of an incapacitating physical or mental condition for sixty (60) or more work days in any six (6) month period ("Permanent Disability"). If there is any dispute as to whether the Employee has suffered a permanent disability, the Employee shall submit to an examination by a physician whose selection shall be agreed upon by both the Employee and the Company, and whose determination shall be binding; or

              (vi) Employee's failure to abide by the Company's policies or procedures, including, but not limited to the Company's policy against disclosure of "Confidential Information" (as hereinafter defined), sexual harassment and discrimination.

              (vii) The Employee's employment under this shall terminate upon his death. In such event, his estate shall be entitled to receive the Executive's base salary and other benefits to which the Employee is entitled under this agreement up to the effective date of such termination.

              In the event the Company elects to terminate the Employee's employment hereunder as set forth above, the Company shall give written notice to such effect to the Employee, which notice shall describe in reasonable detail the actions of the Employee constituting cause.

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

         (b) BY EMPLOYEE - FOR CAUSE. The Employee shall have the right to terminate his employment under this Agreement for cause immediately upon sending written notice to the Company in the event the Company fails, within thirty (30) days of written notice from the Employee, to cure any breach of its obligations under this Agreement.

         (c) BY COMPANY - FOR OTHER THAN CAUSE. If the Company chooses to terminate the Employee for any reason other than cause, it shall pay to the Employee one (1) month's severance.

     8.  CONFIDENTIAL INFORMATION AND COMPETITION.

         (a) CONFIDENTIAL INFORMATION. The Employee hereby acknowledges that he will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and the Parent and their respective operations, including, but not limited to, their respective businesses, the identities of their respective customers and suppliers, their respective data base information, prices paid by the Company and the Parent for inventory, their respective business practices, marketing strategies, expansion plans, contracts, business records and other records, trade secrets, inventions, techniques, know-how and technologies, whether or not patentable, and other similar information relating to the Company and the Parent (all the foregoing regardless of whether same was known to the Employee prior to the date hereof is hereinafter referred to collectively as "Confidential Information"). The Employee further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company and the Parent, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the Company and the Parent's respective businesses. Accordingly, the Employee hereby covenants and agrees that he will use the Confidential Information only for the benefit of the Company and the Parent and shall not at any time, directly or indirectly, either during the Term of this Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others.

    9.   MISCELLANEOUS.

    NOTICES. (a) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

         To Company:                        5th Avenue Channel, Inc.
                                            3957 N.E. 163rd Street
                                            North Miami Beach, FL  33160

         To Employee:                       Stuart Volkow
                                            230 Pacific Street, #101
                                            Santa Monica, CA 90405

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

         (a) ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions with respect to said subject matter, expressed or implied, oral or written, except as herein contained.

         (b) AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

         (c) NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         (d) GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

         (e) COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         (g) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Miami-Dade County, Florida.

         (h) FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         (i) NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person other than the Parent shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

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

         (j) PROVISIONS SEVERABLE. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         (k) DISPUTE RESOLUTION AND ARBITRATION. The Parties shall be free to bring all differences of interpretation and dispute arising in connection with this Agreement to the attention of the other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of all respective parties shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone, or personal meeting, under friendly and courteous circumstances. In the even that any controversy or claim arising out of the Agreement cannot be settled by the parties hereto, such controversy or claim will be settled by binding arbitration in accordance with the then current rules of the American Arbitration Association, in the State of Florida or the State of New York, United States of America, and judgment upon the award may be entered in any court having jurisdiction thereof. Each respective party hereby appoints, as its agent for service for process in connection with any action brought by any other party, hereunder, the Secretary of State of the state of their respective addresses of record.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESSES:                                  COMPANY:

                                            5TH AVENUE CHANNEL CORP., a Florida
                                            corporation

                                            By: /s/ Eric Lefkowitz
-----------------------------                   --------------------------------
                                                ERIC LEFKOWITZ
-----------------------------                   President


                                            EMPLOYEE:

/s/ Adam Taylor                             /s/ Stuart Volkow
-----------------------------               ------------------------------------
                                            STUART VOLKOW
-----------------------------

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